Exhibit 99.1

Blackstone Reports Third Quarter 2012 Results

New York, October 18, 2012: Blackstone (NYSE: BX) today reported its third quarter 2012 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “In the third quarter, Blackstone continued doing what we’ve been doing for 27 years - generating compelling returns for our limited partner investors across our diversified platform. All of our investing businesses performed well in the quarter, including a 7% appreciation in our private equity funds and a 5% increase in real estate. Our experience and track record of strong performance across all of the alternative asset classes - private equity, real estate, credit and hedge funds - cannot be recreated overnight. Our investors clearly trust Blackstone to manage their capital and provide solutions to their unique needs, and we’ve continued to capture market share as a result. Over the past twelve months, we achieved gross organic inflows of $38 billion and returned $14 billion to our investors, driving us to record total assets under management of $205 billion.”

Blackstone issued a full detailed presentation of its third quarter 2012 results which can be viewed at www.Blackstone.com.

Blackstone has declared a quarterly distribution of $0.10 per common unit to record holders of common units at the close of business on November 15, 2012. This distribution will be paid on November 30, 2012.

Quarterly Investor Call Details

Blackstone will host a conference call on October 18, 2012 at 11:00 a.m. ET to discuss third quarter 2012 results. The conference call can be accessed via the internet on www.Blackstone.com or by dialing (877) 391-6747 (U.S. domestic) or +1 (617) 597-9291 (international), pass code 149 943 55#. For those unable to listen to the live broadcast, a replay will be available following the call at www.Blackstone.com or by dialing (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), pass code 641 917 52#.

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment and advisory firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, the companies we advise and the broader global economy. We do this through the commitment of our extraordinary people and flexible capital. Our alternative asset management businesses include the management of private equity funds, real estate funds, hedge fund solutions, credit-oriented funds and closed-end funds. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.Blackstone.com. Follow Blackstone on Twitter @Blackstone.

The Blackstone Group® L.P.
345 Park Avenue
New York, NY 10154
212 583-5000

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Joan Solotar	Weston Tucker	Peter Rose
Blackstone	Blackstone	Blackstone
Tel: +1 (212) 583-5068	Tel: +1 (212) 583-5231	Tel: +1 (212) 583-5871
solotar@blackstone.com	tucker@blackstone.com	rose@blackstone.com

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